As Filed with the Securities and Exchange Commission on September 9, 2002

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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   ----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------
                               COMCAST CORPORATION
               (Exact name of registrant as specified in charter)

               Pennsylvania                              23-1709202
      (State or other jurisdiction          (I.R.S. Employer Identification No.)
   of incorporation or organization)

                               1500 Market Street
                           Philadelphia, PA 19102-2148
                    (Address of principal executive offices)

                   COMCAST CORPORATION 1996 STOCK OPTION PLAN

                            (Full title of the plan)

                                 Arthur R. Block
                    Senior Vice President and General Counsel
                               Comcast Corporation
                               1500 Market Street
                      Philadelphia, Pennsylvania 19102-2148
                     (Name and address of agent for service)

                                 (215) 665-1700
          (Telephone number, including area code, of agent for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
Title of securities to be       Amount to be  Proposed Maximum          Proposed Maximum          Amount of
registered                      Registered    Offering Price Per Share  Aggregate Offering Price  Registration
                                (1)           (2)                       (2)                       Fee
------------------------------------------------------------------------------------------------------------------
 Class A Special Common Stock,   11,665,016           $  33.63              $ 392,294,488           $ 36,091
   par value $1.00 per share     13,334,984           $ 22.095              $ 294,636,471           $ 27,107
------------------------------------------------------------------------------------------------------------------
             TOTAL               25,000,000                                 $ 686,930,959           $ 63,198
==================================================================================================================

(1) Pursuant to Rule 416(b), there shall also be deemed covered hereby such additional shares as may result from anti-dilution adjustments under the Comcast Corporation 1996 Stock Option Plan (the "Plan") hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2) Estimated pursuant to paragraph (h) of Rule 457 solely for the purpose of calculating the registration fee on the basis of: (i) the weighted average of the option exercise price with respect to outstanding options to purchase 11,665,016 shares and (ii) the average of the high and low sales prices of shares of Class A Special Common Stock on the Nasdaq National Market on September 5, 2002 with respect to the 13,334,984 shares subject to future grant under the Plan.

                                EXPLANATORY NOTE

     Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed in order to register 25,000,000 additional shares of Class A Special Common Stock, par value $1.00 per share ("Common Stock") of Comcast Corporation (the "Company"), with respect to the currently effective Registration Statements on Form S-8 of the Company relating to a certain employee benefit plan of the Company.

     The contents of the Registration Statements on Form S-8 as filed July 22, 1996, Registration No. 333-08577 and September 7, 2001, Registration Statement No. 333-69146 as the same may be hereafter amended, are incorporated by reference into this Registration Statement, with the exception of the Comcast Corporation annual financial statements for the year ended December 31, 2001 and Independent Auditors' Report which are included as Exhibit 99.1 herein.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits

Exhibit
Number      Exhibit

4.1 Comcast Corporation 1996 Stock Option Plan (as amended and restated, effective April 29, 2002).

5.1         Opinion of Pepper Hamilton LLP.

23.1        Consent of Deloitte & Touche LLP.

23.2        Consent of Pepper Hamilton LLP (included in Exhibit 5.1 hereto).

24.1        Power of Attorney (included on signature page).

99.1 Comcast Corporation annual financial statements for the year ended December 31, 2001 and Independent Auditors' Report.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania, on September 9, 2002.

                                                  COMCAST CORPORATION


                                              By: /s/ Lawrence J. Salva
                                                  ----------------------------
                                                  Lawrence J. Salva
                                                  Senior Vice President
                                                  (Principal Accounting Officer)

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Ralph J. Roberts, Brian L. Roberts, John
R. Alchin, Stanley Wang, Lawrence J. Salva and Arthur R. Block, and each or any of them, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his/her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

         Signature                                 Title                                     Date
 /s/ Ralph J. Roberts          Chairman of the Board of Directors; Director                  September 9, 2002
--------------------------
Ralph J. Roberts

 /s/ Julian A. Brodsky         Vice Chairman of the Board of Directors; Director             September 9, 2002
--------------------------
Julian A. Brodsky

 /s/ Brian L. Roberts          President; Director (Principal Executive Officer)             September 9, 2002
--------------------------
Brian L. Roberts

 /s/ John R. Alchin            Executive Vice President; Treasurer (Co-Principal             September 9, 2002
--------------------------
John R. Alchin                 Financial Officer)

 /s/ Lawrence S. Smith         Executive Vice President (Co-Principal Financial Officer)     September 9, 2002
--------------------------
Lawrence S. Smith

 /s/ Lawrence J. Salva         Senior Vice President (Principal Accounting Officer)          September 9, 2002
--------------------------
Lawrence J. Salva

 /s/ Decker Anstrom            Director                                                      September 9, 2002
--------------------------
Decker Anstrom

 /s/ Sheldon M. Bonovitz       Director                                                      September 9, 2002
--------------------------
Sheldon M. Bonovitz

 /s/ Joseph L. Castle II       Director                                                      September 9, 2002
--------------------------
Joseph L. Castle II

__________________________     Director
Felix G. Rohatyn

 /s/ Bernard C. Watson         Director                                                      September 9, 2002
--------------------------
Bernard C. Watson

 /s/ Irving A. Wechsler        Director                                                      September 9, 2002
--------------------------
Irving A. Wechsler

__________________________     Director
Anne Wexler

                                INDEX TO EXHIBITS

Exhibit
Number       Document

4.1 Comcast Corporation 1996 Stock Option Plan (as amended and restated, effective April 29, 2002).

5.1          Opinion of Pepper Hamilton LLP.

23.1         Consent of Deloitte & Touche LLP.

23.2         Consent of Pepper Hamilton LLP (included in Exhibit 5.1 hereto).

24.1         Power of Attorney (included on signature page).

99.1 Comcast Corporation's annual financial statements for the year ended December 31, 2001 and Independent Auditors' Report.